EXHIBIT 10.1

Extension Agreement with Brigus Gold Corp.
dated October 24, 2011

EXTENSION AGREEMENT

This Extension Agreement (the “Agreement”) is dated as of October 24, 2011 and is made by and among Brigus Gold Corp., a Canadian corporation (“BGC”), Brigus Gold, Inc., a Delaware corporation (“BGI” and, together with BGC, “Brigus”), Calais Resources Inc., a British Columbia corporation (“CRI”), and Calais Resources Colorado, Inc., a Nevada corporation (“CRCI” and, together with CRI, “Calais”).  Brigus and Calais are collectively referred to herein as the parties.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Forbearance Agreement (as defined below).

WITNESSETH:

WHEREAS, on January 15, 2011, the parties entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which Brigus agreed to forbear from enforcing its rights with respect to indebtedness evidenced by certain Promissory Notes issued by Calais which are set forth on Exhibit A to the Forbearance Agreement;

WHEREAS, as set forth in subparagraph 2.2(a) of the Forbearance Agreement, the Forbearance Period originally expired on the earlier of June 30, 2011 or the date on which any of a number of events specified in subparagraph 2.2(a) should occur;

WHEREAS, on June 8, 2011, the parties amended the definition of Forbearance Period in subparagraph 2.2(a) of the Forbearance Agreement by replacing “June 30, 2011” with “October 31, 2011”; and

WHEREAS, the parties have now agreed that Brigus will further amend the definition of Forbearance Period by replacing “October 31, 2011” with “December 1, 2011” in subparagraph 2.2(a) of the Forbearance Agreement, but if and only if Calais pays at least two hundred thousand US dollars (US$200,000) to Brigus on or before October 24, 2011, which payment would be applied towards the interest on the amount due by Calais to Brigus as represented by the Promissory Notes.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.
Calais agrees to pay to Brigus the amount of at least two hundred thousand US dollars (US$200,000) in immediately available funds on or before October 24, 2011, unless the parties mutually agree to an extension of the time for payment.  These funds shall be applied against the interest due on the Promissory Notes.

2.
Brigus and Calais agree that upon the receipt by Brigus of at least US$200,000 payment by October 24, 2011 (unless extended by mutual agreement), the date in subparagraph 2.2(a) of the Forbearance Agreement, as amended, shall be changed from “October 31, 2011” to “December 1, 2011”.

3.
The Forbearance Agreement, as amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.  Except as amended by this Agreement, all terms and conditions of the Forbearance Agreement remain the same.

4.
THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF COLORADO WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

5.
From and after the date first referenced above, each reference in the Forbearance Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Forbearance Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Forbearance Agreement as modified and amended by this Agreement.

6.	Calais will pay for all the legal fees (including those of Brigus) associated with this Agreement.

7.	With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.	This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

CALAIS RESOURCES, INC.

By:     /s/
      David K. Young, President

CALAIS RESOURCES OF COLORADO, INC.

By:    /s/
      Thomas S. Hendricks, Vice President

BRIGUS GOLD CORP.

By:    /s/
       C.F.O.

BRIGUS GOLD, INC.

By:    /s/
       C.F.O.